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                                                                 EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT
                                  BY AND AMONG
                        HERITAGE FINANCIAL CORPORATION,
                             HERITAGE SAVINGS BANK
                                      AND
                                DONALD V. RHODES

       THIS EMPLOYMENT AGREEMENT is made and entered into effective this ____ day of _______________, 1997, by and between HERITAGE FINANCIAL CORPORATION, a Washington corporation (the "Company"), HERITAGE SAVINGS BANK, a Washington banking corporation (the "Bank") and DONALD V. RHODES ("Executive").

                                    RECITALS

       1. The Company has been formed for the purpose of being the parent corporation of the Bank. Upon completion of a currently pending conversion and reorganization transaction, the Bank will be a first tier wholly owned subsidiary of the Company.

     2. Executive is the President and Chief Executive Officer of the Company and the President and Chief Executive Officer of the Bank (hereinafter, the Company and the Bank are collectively referred to as the "Employer"), and has developed an intimate and thorough knowledge of Employer's business methods and operations.

     3. The retention of the Executive's services for and on behalf of the Employer is of material importance to the preservation and enhancement of the value of the Employer's business.

     In consideration of the mutual promises made in this Agreement, the parties agree as follows:

                                   AGREEMENT

     1.   EMPLOYMENT.
          ----------

     Employer hereby employs Executive and Executive hereby accepts employment with Employer on the terms and conditions set forth in this Agreement.

     2.   TERM.
          ----

     The original term of this Agreement will commence as of the date first above written and will continue until March 14, 2001, the date that Executive attains age 65, after which time this Agreement will automatically renew for additional terms of one year each. Subject to the terms and conditions set forth below, this Agreement may be terminated by either party by

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giving written notice to the other party at least one year prior to the expiration date of the original term or any renewal term.

     3.   DUTIES.
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          3.1  Executive will be the Chairman, President and Chief Executive
Officer of Employer and such other subsidiaries or affiliates as the respective Boards of Directors of the Company and the Bank (collectively, the "Board") shall determine. In such capacities, Executive will render those executive management services and perform those tasks in connection with the affairs of the Employer which are normal and customary to the position of Chief Executive
Officer.   Unless otherwise agreed by Executive and the Board, Executive shall preside at all meetings of the Board and the Executive Committee. Executive will be the person to whom all other officers of the Employer and, as appropriate, subsidiaries or affiliates of Employer, shall report.

          3.2 Executive will perform such other duties as may be appropriate to his office and as may be prescribed from time to time by the Board. Executive may delegate such duties as he sees fit to any Executive Vice President or other officer(s) of the Employer.

          3.3 Executive will devote his best efforts and all necessary time, attention, and effort to the business and affairs of the Employer and any affiliated companies as such business and affairs now exist or hereafter may be changed or supplemented, in order to properly discharge his responsibilities under this Agreement.

     4.   SALARY, BONUS, AND OTHER COMPENSATION.
          -------------------------------------

          4.1  Base Salary.
               -----------

          4.1.1 During the term of this Agreement, Employer will pay to Executive an annual base salary of not less than $174,000 per year effective beginning on October 1, 1997. Payment of such salary will be made in accordance with Employer's normal payroll practices applicable to senior executives and will be subject to required withholding for federal income tax and other purposes.

          4.1.2 The Company will guarantee payment of any portion of Executive's compensation that may be allocated to the Bank or any other subsidiary or affiliate of the Company.

          4.1.3 If this Agreement terminates prior to the end of the original or any renewal term, then Employer will pay Executive such amount of Executive's then-current annual base salary as is provided in Section 5.

          4.2  Bonus.  During the term of this Agreement, Executive will be
               -----
eligible to participate in the bonus pool, if any, established by the Board for Employer's senior

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executives, and will be entitled to participate in Employer's Short-Term
Incentive Compensation Plan, which shall include specific performance targets as the same shall be determined and/or amended on an annual basis by the Board or Employer's Compensation Committee.

          4.3  Benefits.  In addition to the base salary and bonus payable to
               --------
Executive pursuant to this Section 4, Executive will be entitled to the following benefits, which shall not be less than those provided in benefit programs generally maintained for senior executives of the Employer:

               4.3.1 Participation in health insurance, disability insurance, and other health and welfare benefit programs generally available to senior executives;

               4.3.2 Participation in retirement plans, including defined contribution and 401(k) Plans and any supplements or additions to those plans;

               4.3.3 Participation in stock bonus or stock option plans generally available to senior executives of the Employer;

               4.3.4 Other employment benefits, as may be approved from time to time by Employer;

               4.3.5  Memberships in clubs as deemed appropriate; and

               4.3.6 Reimbursement for Executive's reasonable expenses incurred in promoting the business of Employer. Executive shall present from time to time itemized accounts of any such expenses, within limits of Employer policy and the rules and regulations of the Internal Revenue Service.

     5.   TERMINATION OF AGREEMENT.
          ------------------------

          5.1  Early Termination.
               -----------------

               5.1.1 This Agreement may be terminated at any time by either the Employer or Executive and shall terminate automatically upon Executive's death or Disability (as defined in Section 8). No termination by the Board other than termination for Cause (as defined below) shall prejudice the Executive's right to compensation or other benefits under this Agreement.

               5.1.2 Except as provided in Section 6 with respect to a Change of Control, if Executive voluntarily terminates his employment effective before the end of the original or any renewal term without "Good Reason" as defined in section 8 Executive will be entitled to such compensation and benefits as he would have the right to receive upon

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termination for Cause under subsection 5.1.4, and Executive's unvested stock options shall terminate in the manner provided in such subsection.

               5.1.3 Except in the event of a Change of Control as provided in Section 6, if (i) Employer terminates this Agreement without Cause or (ii) Executive terminates this Agreement for Good Reason, and either termination is effective before the end of the original or any renewal term, Employer shall pay Executive upon the effective date of such termination all salary and benefits earned and all reimbursable expenses incurred through such termination date and, in addition, a severance benefit in an amount equal to the greater of two times the amount of his then-current base annual salary, or the amount of such salary which would otherwise have been paid to Executive during the then-remaining term of the Agreement. In such event, all forfeiture provisions regarding restricted stock awards or vesting requirements regarding options shall lapse or be considered completed as of the effective date of termination.

               5.1.4 If Employer terminates this Agreement for Cause effective before the end of the original or any renewal term, Employer shall pay Executive upon the effective date of such termination only such salary earned and expenses reimbursable hereunder incurred through such termination date. Executive shall have no right to receive compensation or other benefits for any period after termination for Cause, and in the case of termination for Cause before the effective date of a Change of Control, Executive's unvested stock options, if any, shall terminate immediately.

               5.1.5 In the event of termination of this Agreement by reason of Executive's death or Disability, Employer shall pay Executive only such salary earned and expenses reimbursable hereunder incurred through upon the date of Executive's death or the effective date of Executive's Disability, and all forfeiture provisions regarding restricted stock awards or vesting requirements concerning options shall lapse or be considered completed, as applicable.

               5.1.6 The Board, acting in good faith, shall make the final determination of whether Employee is suffering under any Disability and, for purposes of making such determination, may require Employee to submit himself to a physical examination by a physician mutually agreed upon by Employee and the Board at Employer's expense. For purposes of this Agreement, the date of such determination shall constitute the effective date of such Disability.

          5.2  Exercise of Stock Options.  Executive's rights to vested but
               -------------------------
unexercised stock options will continue for a period of one year after early termination (provided that the terms of any option grant agreement shall not be extended by this provision), except in the case of a termination for Cause or without Good Reason.

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     6.   CHANGE OF CONTROL.
          -----------------

          6.1  Benefits.  The parties recognize that a "Change of Control," as
               --------
defined below, could be detrimental to Executive's continued employment. Accordingly, in order to give further assurances to the Executive to enter into this Agreement, if there is a Change of Control and either (a) within 730 days following the effective date of such Change of Control Executive or Employer terminates Executive's employment; or (b) at any time from and after sixty days prior to the public announcement by Employer or any other party of the transaction which will result in the Change of Control, Employer (or its successor) terminates Executive's employment without Cause, then Executive, upon the date of termination of his employment, subject to the remaining provisions of this Section 6.1, shall be paid by Employer a severance benefit in an amount equal to the greater of three times the amount of his then-current base annual salary or the amount of such salary which would otherwise have been paid to Executive during the then-remaining term of this Agreement, and vesting of all stock options and lapse of all restrictions with respect to restricted stock awards shall occur. As a condition to receipt of the benefits described in this
Section 6, upon request by the Board Executive will not voluntarily terminate his employment with Employer until after the effective date of the Change of Control in order to assist the Bank and the Company in evaluating and effectuating the Change of Control.

          6.2  Reimbursement.  In the event the provisions of this Section 6
               -------------
result in imposition of a tax on Executive under the provisions of Internal Revenue Code (S) 4999, Employer agrees to reimburse Executive for the same, exclusive of any tax imposed by reason of receipt of reimbursement under this
Section 6.2.

     7.   RESTRICTIVE COVENANT.
          --------------------

          7.1  Noncompetition.  Executive agrees that except as otherwise set
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forth in this Agreement, he will not during the term of this Agreement and for a period of two years after his termination, directly or indirectly, become interested in, as principal shareholder, director, or officer, any financial institution that competes with Employer or its successor or any of its affiliates within the State of Washington, provided that such covenant shall not apply in the event that Executive's employment is terminated without Cause or for Good Reason.  The provisions restricting competition by Executive may be
waived by action  of the Board.   Executive recognizes and agrees that any
breach of this covenant by Executive will cause immediate and irreparable injury to Employer, and Executive hereby authorizes recourse by Employer to injunction and/or specific performance, as well as to other legal or equitable remedies to which Employer may be entitled.

          7.2  Noninterference.  During the noncompetition period described in
               ---------------
Section 7.1, Executive shall not solicit or attempt to solicit any other employee of Employer or its affiliates to leave the employ of those companies, or in any way interfere with the relationship between Employer and any other employee of Employer.

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          7.3  Interpretation.   If a court or any other administrative body
               --------------
with jurisdiction over a dispute related to this Agreement should determine that the restrictive covenant set forth above is unreasonably broad, the parties hereby authorize said court or administrative body to narrow same so as to make it reasonable, given all relevant circumstances, and to enforce same. The covenants in this paragraph shall survive termination of this Agreement.

     8.   DEFINITIONS.
          -----------

          8.1  Cause.  "Cause" shall mean only (i) willful misfeasance or gross
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negligence in the performance of his duties, (ii) conduct demonstrably and significantly harmful to the Company (which would include willful violation of any final cease and desist order applicable to Employer or a financial institution subsidiary), or (iii) conviction of a felony.

          8.2  Change of Control.  "Change of Control" shall mean the occurrence
               -----------------
of one or more of the following events:

               8.2.1 One person or entity acquiring or otherwise becoming the owner of twenty-five percent (25%) or more of the Company's outstanding common stock.

               8.2.2 Replacement of incumbent directors or election of newly-elected directors constituting a majority of the Board of the Company where such replacement or election has not been supported by the Board.

               8.2.3 Dissolution, or sale of fifty percent (50%) or more in value of the assets, of either the Company or the Bank.

               8.2.4 The merger of the Company into any corporation, twenty-five percent (25%) or more of the outstanding common stock of which is owned by other than owners of the common stock of the Company prior to such merger.

          8.3  Disability.  "Disability" shall mean a medically reimbursable
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physical or mental impairment that may be expected to result in death, or to be of long, continued duration, and that renders Employee incapable of performing the duties required under this Agreement.

          8.4  Good Reason.  "Good Reason" shall mean (i) termination by
               -----------
Executive as a result of any material breach of this Agreement by Employer,
(ii) termination by Executive or Employer following a Change of Control pursuant to Section 6.1, (iii) Any reduction of Executive's salary or any reduction or elimination of any compensation or benefit plan, which reduction or elimination is not of general application to substantially all employees of the Bank or such employees of any successor entity or of any entity in control of the Bank,

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or (iv) the assignment to Executive of any authority or duties substantially inconsistent with Executive's position.

     9.   MISCELLANEOUS.
          -------------

          9.1 This Agreement contains the entire agreement between the parties with respect to Executive's employment with Employer and his covenant not to compete with Employer, and is subject to modification or amendment only upon amendment in writing signed by both parties.

          9.2 This Agreement shall bind and inure to the benefit of the heirs, legal representatives, successors, and assigns of the parties. The provisions of Section 7.1 of this Agreement are intended to confer upon Employer and any of its subsidiaries and affiliates the benefits of Executive's covenant not to compete.

          9.3 If any provision of this Agreement is invalid or otherwise unenforceable, all other provisions shall remain unaffected and shall be enforceable to the fullest extent permitted by law.

          9.4 Notwithstanding any other provision in this Agreement, Employer shall make no payment of any severance benefit provided for herein to the extent that such payment would be prohibited by the provisions of Part 359 of the regulations of the Federal Deposit Insurance Corporation as the same may be amended from time to time, and if such payment is so prohibited, Employer shall use its best efforts to secure the consent of the FDIC or other applicable banking agencies to make such payments in the highest amount permissible, up to the amount provided for in this Agreement.

          9.5 This Agreement is made with reference to and is intended to be construed in accordance with the laws of the State of Washington. Venue for any action arising out of or concerning this Agreement shall lie in Thurston County, Washington. In the event of a dispute under this Agreement not involving injunctive relief, the dispute shall be arbitrated pursuant to the Superior Court Mandatory Arbitration Rules ("MAR") adopted by the Washington State Supreme Court, irrespective of the amount in controversy. This Agreement shall be deemed as stipulation to that effect pursuant to MAR 1.2 and 8.1 The arbitrator, in his or her discretion, may award attorney's fees to the prevailing party or parties.

          9.6 Any notice required to be given under this Agreement to either party shall be given by personal service or by depositing a copy thereof in the United States registered or certified mail, postage prepaid, addressed to the following address, or such other address as addressee shall designate in writing:

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          Employer:                 Heritage Savings Bank
          --------                  201 5th Avenue S.W.
                                    Olympia, WA 98501
                                    Attn:  ___________________

          Executive:                Donald V. Rhodes
          ---------                 3544 Sunset Beach Drive N.W.
                                    Olympia, WA 98502


IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date first above written.

HERITAGE FINANCIAL CORPORATION      HERITAGE SAVINGS BANK


By: ____________________________    By: _________________________
Its: ____________________________   By: _________________________


EXECUTIVE:


_________________________________

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